                               SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D.C.  20549

                                     -----------------------

                                            FORM S-8


                                     REGISTRATION STATEMENT
                                            UNDER
                                   THE SECURITIES ACT OF 1933


                                   CAPITAL CORP OF THE WEST
                                   ------------------------
                    (Exact name of registrant as specified in its charter)


                                          California
                                          ----------
                (State or other jurisdiction of incorporation or organization)


                                          77-0405791
                                          ----------
                             (I.R.S. Employer Identification Number)

              550 West Main Street, Merced, California       95340
              ----------------------------------------       -----
              (Address of principal executive offices)    (Zip Code)



                        Capital Corp of the West 1992 Stock Option Plan
                      Capital Corp of the West 401(k) Profit Sharing Plan
                     Capital Corp of the West Employee Stock Ownership Plan
                     ------------------------------------------------------
                                  (Full Title of the Plan)

                                       Thomas T. Hawker
                            President and Chief Executive Officer
                                   Capital Corp of the West
                       550 West Main Street, Merced, California 95340
                       ----------------------------------------------
                           (Name and address of agent for service)

                                        (209) 725-2269
                                        --------------
                  Telephone Number, Including Area Code, of Agent For Service

                               CALCULATION OF REGISTRATION FEE



Title Of
Securities               Amount          Proposed               Proposed Maximum       Amount Of
To Be                    To Be           Maximum Offering       Aggregate Offering     Registration
Registered               Registered      Price Per Share (1/)   Price                  Fee
----------------         ----------      --------------------   ------------------     ------------


1992 Stock                561,828         10.6875               6,004,537              1,585
Option Plan -
Common Stock

401(k) Profit            150,000          10.6875               1,603,125                423
Sharing Plan -
Common Stock

Employee Stock
Ownership
Plan-Common Stock        250,000          10.6875               2,671,875               705


(1/) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) based on the average of the high and low prices of the Company's common stock as reported on the Nasdaq National Market System on June 2, 2000. In addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends and in accordance with Rule 416(b). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

      The registrant incorporates by reference the contents of Registration Statement No. 333-4054 filed on April 24, 1996.

                                   PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Company hereby incorporates by reference in this registration statement the following documents:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

    (b) The Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2000";

    (c) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended ("Exchange Act") on November 23, 1995 to register the common stock, and the description of the Company's Preferred Stock Purchase Rights contained in a subsequent Registration Statement on Form 8-A filed under the Exchange Act on October 1, 1977 to register the Rights (File No. 0-27384);

    (d) All documents subsequently filed by the Company, the 401(k) Profit Sharing Plan ("401(k)"), or the Employee Stock Ownership Plan ("ESOP") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      The Company's Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under the California Corporation Law. Pursuant to California law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under California law. In addition, each director will continue to be subject to liability for
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) any transaction that constitutes an illegal distribution or dividend under California law, and (vii) any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Section 317 of the California Corporation Law expressly grants to each California corporation the power to indemnify its directors, officers and agents against judgments, fines, settlements and expenses incurred in the performance of their duties. Rights to indemnification beyond those provided by Section 317 may be valid to the extent that such rights are authorized in the corporation's articles of incorporation. Indemnification may not be made, however, if inconsistent with the articles of incorporation, bylaws, shareholder resolutions or an agreement which prohibits or limits indemnification.

      With respect to all proceedings other than shareholder derivative actions, Section 317 permits a California corporation to indemnify any of its directors, officers or other agents only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In the case of derivative actions, a California corporation may indemnify any of its directors, officers or agents only if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Furthermore, in derivative actions, no indemnification is permitted (i) with respect to any matter with respect to which the person to be indemnified has been held liable to the corporation, except to the extent the court approves indemnification of expenses; (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that a director, officer or agent of a corporation has been successful on the merits in defense of any proceeding for which indemnification is permitted by
Section 317, a corporation is obligated by Section 317 to indemnify such person against expenses actually and reasonably incurred in connection with the proceeding.

       The Company's bylaws provide indemnification to fullest extent permissible under California law, subject to the following limitations: a) settlements must be approved by the Company and indemnification for proceedings brought against the Company by the indemnitee must be approved by the Company's board; b) the Company must approve expenses of defense or investigation; c) no indemnification is paid if the indemnitee has already been indemnified by insurance payments (except for amounts the policy does not pay); d) no payment is made if the indemnitee has received already payment under some other arrangement with the Company (except for amounts not paid under those arrangements); e) no payment is made if the indemnitee gained any personal profit or advantage to which the person was not legally entitled or if the person was involved in intentional misconduct or a knowing and culpable violation of law; (f) no payment is made in cases involving liabilities under Section 16(b) of the Exchange Act or similar provisions of any federal, state, or local statutory law.

      FDIC regulations prohibit the indemnification by insured banks and their holding companies of their directors, officers and other institution-affiliated persons for that portion of the costs sustained with regard to an administrative or civil enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which a director, officer or other party is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured institution or required to cease and desist from or to take an affirmative action under the Federal Deposit Insurance Act. This regulation permits an institution to make an indemnification payment to, or for the benefit of, a director, officer or other party only if the institution's Board of Directors, in good faith, determines that the individual acted in good faith and in a manner that he or she believed to be in the best interests of the institution and that the payment of indemnification will not adversely affect the institution's safety and soundness. The director, officer or other party must agree in writing to reimburse the institution for any indemnification payments received should the proceeding result in a final order being instituted against the individual assessing a civil money penalty, removing the individual from office, or requiring the individual to cease and desist from certain institutional activity.

      The Registrant also maintains officers and director's liability insurance in the amount of $3,000,000.

      The 401(k) and the ESOP provide that the Company will indemnify all employees who serve as members of the administrative committee for the 401(k) or who serve as trustee of the 401(k), against all liability arising in connection with their duties under the 401(k), except for acts of embezzlement, or diversion of trust funds by the employee or acts of gross negligence and, in the case of the ESOP, arising in connection with actions of persons unrelated to the trustee.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

      The Exhibit Index attached hereto is incorporated by reference.

      The registrant has submitted the 401(k) and the ESOP, and hereby undertakes to submit all amendments to the 401(k) and the ESOP, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plans.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT.

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merced, State of California, on July 10, 2000.

                                               CAPITAL CORP OF THE WEST


                                               By:______________________
                                                  Thomas T. Hawker
                                                  President and Chief
                                                  Executive Officer

                              POWER OF ATTORNEY

      The officers and directors of Capital Corp of the West whose signatures appear below hereby constitute and appoint Thomas T. Hawker and R. Dale McKinney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 10, 2000.

SIGNATURE                   TITLE

/s/ Thomas T. Hawker
----------------------
Thomas T. Hawker            President, Chief Executive Officer and
                            Director (Principal Executive Officer)

/s/ R. Dale McKinney
----------------------
R. Dale McKinney            Senior Vice President and Chief
                            Financial Officer
                            (Principal Financial and Accounting Officer)

/s/ Lloyd H. Ahlem
----------------------
Lloyd H. Ahlem               Director

/s/ Dorothy L. Bizzini
----------------------
Dorothy L. Bizzini           Director

/s/ Jerry E. Callister
----------------------
Jerry E. Callister           Director

/s/ Curtis Riggs
---------------------
Curtis Riggs                 Director

/s/ John D. Fawcett
---------------------
John D. Fawcett              Director

/s/ Bertyl W. Johnson
---------------------
Bertyl W. Johnson            Director

/s/ James W. Tolladay
---------------------
James W. Tolladay            Director and Chairman of the Board

/s/ Tom A.L. Van Groningen
--------------------------   Director
Tom A.L. Van Groningen

      THE PLANS. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Merced, State of California, on July 10, 2000.

                                    CAPITAL CORP OF THE WEST
                                    Stock Bonus Employee Stock Ownership Plan


                                    By: /s/ R. Dale McKinney, Trustee
                                       ------------------------------
                                       R. Dale McKinney, Trustee

                                    By: /s/ Ed J. Rocha, Trustee
                                       ------------------------------
                                       Ed J. Rocha, Trustee

                                    By: /s/ Jerome V. Murphy, Trustee
                                       ------------------------------
                                       Jerome V. Murphy, Trustee

                                    By: /s/ Donielle Kramer, Trustee
                                       -----------------------------
                                       Donielle Kramer, Trustee

                                    CAPITAL CORP OF THE WEST
                                    401(k) Plan

                                    By: /s/ R. Dale McKinney, Trustee
                                       ------------------------------
                                       R. Dale McKinney, Trustee

                                    By: /s/ Jerome V. Murphy, Trustee
                                       ------------------------------
                                       Jerome V. Murphy, Trustee

                                    By: /s/ Ed J. Rocha, Trustee
                                       ------------------------------
                                       Ed J. Rocha, Trustee


                                    By: /s/ Donielle Kramer, Trustee
                                       -----------------------------
                                       Donielle Kramer, Trustee

                                     EXHIBIT LIST



4.1      Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company's
         Quarterly Report on Form 10-Q for the quarter ended September 30, 1996*)

4.2      Bylaws (incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on
         Form 10-Q for the quarter ended September 30, 1996*)

4.3      Capital Corp of the West Stock 1992 Stock Option Plan (incorporated by reference to
         Exhibit 10.6 of the Company's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1995*)

4.4      Capital Corp of the West 401(k) Plan (incorporated by reference to Exhibit 10.7 of the
         Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995*)

4.5      Capital Corp of the West Stock Bonus Employee Stock Ownership Plan (incorporated by reference to Exhibit 10.8 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995*)

*5.1     Opinion of counsel as to the legality of securities being registered

*5.2     Copy of Internal Revenue Service determination letter dated October 25, 1995 regarding
         County Bank 401(k) Plan (incorporated by reference to Exhibit 5.2 to Registration
         Statement on Form S-8 of the registrant dated April 9, 1996 (File No. 333-4054))

23.1     Consent of counsel (included in Exhibit 5.1)

24       Power of attorney (included in signature page of this registration statement)

________________
*    File No. 0-27384